UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 28, 2014

AMERICAN STATES WATER COMPANY

(Exact name of registrant as specified in its charter)

California	001-14431	95-4676679
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

630 East Foothill Blvd. San Dimas, California		91773
(Address of principal executive offices)		(Zip Code)

GOLDEN STATE WATER COMPANY

(Exact name of registrant as specified in its charter)

Registrant’s telephone number, including area code: (909) 394-3600

California	001-12008	95-1243678
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

630 East Foothill Blvd. San Dimas, California (Address of principal executive offices)		91773 (Zip Code)

Registrant’s telephone number, including area code: (909) 394-3600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 28, 2014, upon recommendation of the Compensation Committee, the independent members of the Board of Directors, approved base salaries for 2014 for Robert J. Sprowls, President and Chief Executive Officer of American States Water Company and its subsidiaries, Denise L. Kruger, Senior Vice President-Regulated Utilities for Golden State Water Company (“GSWC”), Eva G. Tang, Senior Vice President-Finance, Chief Financial Officer and Corporate Secretary of American States Water Company and its subsidiaries and Treasurer of American States Water Company,  McClellan Harris III, Senior Vice President and Assistant Secretary of American States Utility Services, Inc. (“ASUS”), and Patrick R. Scanlon, Vice President - Water Operations of GSWC of $650,000, $379,600, $369,800, $365,900 and $289,900, respectively.

On the same day, the Compensation Committee of the Board of Directors also approved an award of time-vested restricted stock units and performance awards in the form of restricted stock units to the same executive officers.  The executive officers were awarded time-vested restricted stock units in the amount of 5,336, 2,668, 1,957, 1,565 and 2,152 for Mr. Sprowls, Ms. Kruger, Ms. Tang, Mr. Harris and Mr. Scanlon, respectively.   These awards vest and restrictions lapse on the first, second and third anniversaries of the grant date in the percentages of 33%, 33% and 34%, respectively. Under the terms of each restricted stock unit grant, each officer will be entitled to receive dividends payable in additional restricted stock units equal to the amount of dividends payable on an equivalent number of the Company’s common shares.

The target amount of the performance award granted to Mr. Sprowls is 16,009 restricted stock units. The target amount of the performance award granted to each of Ms. Kruger and Ms. Tang is 1,956 restricted stock units.  The target amount of the performance awards granted to Mr. Harris and Mr. Scanlon are 2,348 and 1,530 restricted stock units, respectively. These awards vest on December 31, 2014, 2015 and 2016 in the percentages of 33%, 33% and 34%, respectively, subject to certification by the Compensation Committee that the applicable performance criteria have been satisfied at the end of the earlier of (i) a three-year performance period, (ii) the death or disability of the executive, or (iii) a change in control of the Company. Each executive officer will be entitled to receive common shares equal to the amount of restricted stock units earned at the end of the performance period. Each of the executive officers will also be entitled to receive dividends payable in additional restricted stock units equal to the amount of dividends payable on an equivalent number of the Company’s common shares to the extent that the underlying restricted stock units are earned.

The total shareholder return, aggregate GSWC operating expense level and ASUS cumulative net earnings criteria set forth in the form of performance award agreement attached as Exhibit 10.1 apply to the performance awards granted to Mr. Sprowls and Ms. Tang.  The total shareholder return and aggregate GSWC operating expense level criteria apply to the performance awards granted to Ms. Kruger and Mr. Scanlon.  The total shareholder return, ASUS cumulative net earnings and ASUS new base acquisition success rate criteria apply to Mr. Harris.

Section 9 Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

The following document is filed as an Exhibit to this Report:

Exhibit 10.1    Form of 2014 Performance Award Agreement *

*Management contract or compensatory arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN STATES WATER COMPANY:

Date: January 31, 2014	/s/ Eva G. Tang
Eva G. Tang Senior Vice President, Chief Financial Officer, Corporate Secretary and Treasurer

GOLDEN STATE WATER COMPANY:

/s/ Eva G. Tang
Eva G. Tang Senior Vice President, Chief Financial Officer and Secretary